Exhibit h-1(a)

SCHEDULE A TO THE

ADMINISTRATION AGREEMENT

(as amended             , 2012)

LIST OF PORTFOLIOS

Wasatch Core Growth Fund

Wasatch Emerging India Fund

Wasatch Emerging Markets Small Cap Fund

Wasatch Emerging Markets Select Fund

Wasatch Frontier Emerging Small Countries Fund

Wasatch Global Opportunities Fund

Wasatch-Hoisington U.S. Treasury Fund

Wasatch Heritage Growth Fund

Wasatch International Growth Fund

Wasatch International Opportunities Fund

Wasatch Large Cap Value Fund (formerly Wasatch-1st Source Income Equity Fund)

Wasatch Long/Short Fund (formerly Wasatch-1st Source Long/Short Fund)

Wasatch Micro Cap Fund

Wasatch Micro Cap Value Fund

Wasatch Small Cap Growth Fund

Wasatch Small Cap Value Fund

Wasatch Ultra Growth Fund

Wasatch Strategic Income Fund

Wasatch World Innovators Fund (formerly Wasatch Global Science & Technology Fund)

Wasatch-1st Source Income Fund

Approved as of March 31, 2010

Amended as of March 8, 2011 to add Wasatch Emerging India Fund, to change names on Wasatch-1st Source Income Equity Fund, Wasatch-1st Source Long/Short Fund and Wasatch Global Science & Technology Fund, and to eliminate Wasatch Heritage Value Fund (liquidated July 15, 2010); Amended as of January 6, 2012 to add Wasatch Frontier Emerging Small Countries Fund; Amended as of             , 2012 to add Wasatch Emerging Markets Select Fund.

Wasatch Funds Trust

By:
Name:
Title:

Accepted:

State Street Bank and Trust Company

By:
Name:
Title: